                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of  the
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-12



                                ACR GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11

                                ACR GROUP, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The annual meeting of shareholders of ACR Group, Inc. will be held at the corporate office of ACR Group, Inc. 3200 Wilcrest Dr., Houston, Texas 77042, on Thursday, August 16, 2001, at 10:00 a.m., Central Daylight Time, for the following purposes:

     (1)  To elect directors; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record as of the close of business on June 18, 2001 are entitled to notice of the meeting and are entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors.



                                       /s/ A. Stephen Trevino
                                       ------------------------
                                       A. Stephen Trevino
                                       Secretary

June 28, 2001





                            YOUR VOTE IS IMPORTANT
                            ----------------------

               PLEASE MARK, DATE AND SIGN YOUR PROXY AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                ACR GROUP, INC.

                        3200 WILCREST DRIVE, SUITE 440
                          HOUSTON, TEXAS  77042-6039


                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of ACR Group, Inc. (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders and at any adjournments thereof.


                            SOLICITATION OF PROXIES

  Proxies in the accompanying form are solicited by management at the direction of the Board of Directors of the Company (the "Board"). Execution and return of the proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person, and a shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company at or prior to the meeting. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted as specified. Where no choice is specified, proxies will be voted FOR the election of all directors named below.

  The original solicitation will be conducted by mail. The Company will bear the expense of solicitation of proxies, including the charges and expenses of brokerage firms and others incurred in forwarding solicitation material to beneficial shareholders. Further solicitation of proxies may be made by telephone or oral communication with shareholders of the Company following the original solicitation. All further solicitation will be conducted by regular employees of the Company, for which they will not be additionally compensated.


                     RECORD DATE - OUTSTANDING SECURITIES

  Only holders of Common Stock of the Company of record at the close of business on June 18, 2001, are entitled to notice of and to vote at the meeting. At that date, there were outstanding 10,681,294 shares of the Company's Common Stock. Each shareholder is entitled to one vote for each share of Common Stock held on all matters coming before the meeting and, except as otherwise provided by applicable law, a favorable vote consists of a simple majority of the votes cast. Shareholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half of the shares voting for the election of directors can elect all of the directors if they choose to do so.

                             ELECTION OF DIRECTORS


INFORMATION CONCERNING DIRECTORS

  It is proposed that five directors will be elected at the meeting, each to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election. All of the nominees are presently members of the Board. The names of the persons nominated by management, together with information as to their principal occupations, age, and experience, are as follows:

  ALEX TREVINO, JR., age 65, has served as a director of the Company since 1982, Chairman of the Board since 1988 and President and Chief Executive Officer of the Company since July 1990.

  ANTHONY R. MARESCA, age 50, has been employed by the Company since 1985, serving as Controller until November 1985 when he became Senior Vice President, Chief Financial Officer and Treasurer. Mr. Maresca has been a director of the Company since 1986. Mr. Maresca is a certified public accountant.

  A. STEPHEN TREVINO, age 38, is an attorney and has been employed by the Company since March 1999. Prior to joining the Company, he was an attorney in private practice. Mr. Trevino has been a director of the Company since 1997, and was elected Secretary in 2000. Mr. Trevino is the son of Alex Trevino, Jr., Chairman of the Board and Chief Executive Officer of the Company.

  RONALD T. NIXON, age 45, has been a shareholder and officer since 1990 in The Catalyst Group, Inc., a mid-market private investment firm specializing in providing equity and subordinated debt financing. Mr. Nixon has been a director of the Company since 1992.

  ROLAND H. ST. CYR, age 71, has been an independent consultant to Hallmark Air Conditioning, Inc. ("Hallmark") since June 1997. From 1974 to June 1997, Mr. St. Cyr was Chairman of the Board and Chief Executive Officer of Hallmark. Hallmark is an HVACR contracting company located in Houston, which was acquired by Encompass Services Corporation (formerly known as Group Maintenance America, Inc.) in 1997. Mr. St. Cyr has been a director of the Company since 1998.

  The Board met three times during the fiscal year ended February 28, 2001. The Board has established two standing committees. The Audit Committee, comprised of Messrs. Nixon and St. Cyr, exercises oversight with respect to the Company's accounting practices and procedures and its relationship with its independent auditors. The Audit Committee met one time during fiscal 2001. The Compensation Committee, comprised of Messrs. St. Cyr and Nixon, makes recommendations to the Board regarding the compensation and benefits of officers. The Compensation Committee did not meet during fiscal 2001. The Company does not have a nominating committee.

  No director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of April 30, 2001, by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director,
(iii) the President and Chief Executive Officer, and other executive officers of the Company whose compensation exceeded $100,000, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated. All information with respect to beneficial ownership has been furnished by the shareholders to the Company.

                                                                       Amount and Nature                  Percent
                                                                         Of Beneficial                      Of
Name and Address of Beneficial Owner                                     Ownership (1)                     Class
------------------------------------                                  ------------------                 --------
Alex Trevino, Jr. (2) (3)                                                    2,149,847                       20.0%
ACR Group, Inc.
3200 Wilcrest Drive, Suite 440
Houston, TX  77042

Ronald T. Nixon (4)                                                            946,750                        8.2%
The Catalyst Group
Two Riverway, Suite 1710
Houston, TX  77056

Anthony R. Maresca                                                             312,650                        2.9%
ACR Group, Inc.
3200 Wilcrest Drive, Suite 440
Houston, TX  77042

A. Stephen Trevino (5)                                                       1,596,869                       15.0%
ACR Group, Inc.
3200 Wilcrest, Suite 440
Houston, TX  77042

Roland H. St. Cyr                                                                9,000                          *
3151 Lake Island Dr.
Montgomery, TX  77356

DST Investments                                                              1,468,394                       13.7%
2 Memorial Point
Houston, TX  77024

The Catalyst Fund, Ltd. (6)                                                    925,000                        8.0%
Two Riverway, Suite 1710
Houston, TX  77056

Dana L. Fisher (7)                                                             741,014                        6.9%
ACR Supply, Inc.
8798 Westpark
Houston, TX  77063

St. James Capital Partners, L.P. (8)                                           590,174                        5.4%
1980 Post Oak Blvd., Suite 2030
Houston, TX  77056

EOT Investments, Inc. (9)                                                      625,031                        5.8%
5125 Cape Romain
Corpus Christi, TX  78412

Thomas W. Courtney                                                             542,975                        5.1%
833 Wyndemere Way
Naples, FL  34105

All Directors and Executive Officers                                         3,546,722                       33.0%
as a group (5 persons) (10) (11)

*Less than 1%

(1) For each beneficial owner, the number of shares outstanding and their percentage of stock ownership includes the number of common and all common equivalent shares (including options exercisable within 60 days) owned by such individual at April 30, 2001.

(2) Includes 1,468,394 shares owned by DST Investments, a partnership whose partners are Henrietta Trevino, wife of Mr. Trevino, and his two adult children, and 2,000 shares owned by Henrietta Trevino. The beneficial ownership of all of such shares is disclaimed by Mr. Trevino.

(3) Includes 75,000 shares which are subject to options exercisable within 60 days of April 30, 2001.

(4) Includes 925,000 shares which are subject to warrants issued to The Catalyst Fund, Ltd., exercisable within 60 days of April 30, 2001, the beneficial ownership of which is disclaimed by Mr. Nixon.

(5) Includes 124,200 shares owned by The MESA Fund, L.P., a partnership whose partners include the wife and children of Mr. A. Stephen Trevino. Includes 1,468,394 shares owned by DST Investments, a partnership whose partners are the mother and sister of Mr. A. Stephen Trevino. The beneficial ownership of all of such shares is disclaimed by Mr. A. Stephen Trevino.

(6) Includes 925,000 shares which are subject to warrants exercisable within 60 days of April 30, 2001.

(7) Includes 14,000 shares which are subject to options exercisable within 60 days of April 30, 2001.

(8) Includes 306,001 shares which are subject to warrants exercisable within 60 days of April 30, 2001.

(9) Includes 3,334 shares which are subject to options exercisable within 60 days of April 30, 2001.

(10) Includes an aggregate of 1,000,000 shares which are subject to options and warrants exercisable by directors and executive officers as a group within 60 days of April 30, 2001.

(11) Includes all shares as to which directors and executive officers disclaim beneficial ownership.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Summary Compensation Table

  The following table sets forth certain information regarding compensation paid by the Company during the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999 to the Company's chief executive officer and to other executive officers of the Company whose compensation exceeded $100,000 in any fiscal year.

SUMMARY COMPENSATION TABLE


                                                                            Long-Term
                                    Fiscal     Annual Compensation     Compensation Awards
       Name and Principal            Year     ----------------------   --------------------
            Position                 Ended    Salary           Bonus       Options (#)
       ------------------           -------   ----------------------   --------------------

Alex Trevino, Jr.                   2/28/01     $260,000     $25,000              -
 President and                      2/29/00      225,000      35,000              -
 Chief Executive Officer            2/28/99      212,500           -        300,000

Anthony R. Maresca                  2/28/01      145,000      25,000              -
 Senior Vice President,             2/29/00      125,000      31,000              -
 Chief Financial Officer and        2/28/99      119,833           -        100,000
 Treasurer

A. Stephen Trevino                  2/28/01      115,000           -              -
 Vice President, Secretary
 General Counsel


  Option Grants in Last Fiscal Year

  The following table sets forth information concerning stock options granted by the Company during the fiscal year ended February 28, 2001 to the Company's executive officers.

                                                        % of Total
                             No. of Securities       Options Granted    Exercise or                  Grant Date
                             Underlying Options        To Employees     Base Share    Expiration      Present
          Name                  Granted (1)           In Fiscal Year       Price         Date       Value (2)(3)
          ----             ----------------------    ----------------   -----------   ----------   --------------
Alex Trevino, Jr.                    -                      -              $  -           -            $    -

Anthony R. Maresca                   -                      -                 -           -                 -

A. Stephen Trevino               6,000                   2.35%               1.12      8/23/05            4,080

(1)  These grants were made pursuant to the Company's 1996 Stock Option Plan.

(2) This calculation is based on the Black-Scholes Option Pricing Model adapted for use in valuing stock options. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Common Stock at a future date. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The estimated values under that model are based on the assumptions described in the footnote below:

(3) The Black-Scholes Option Pricing Model calculates the present value of option grants as measured at the date of each grant. All options were granted at fair market value. The following assumptions were used in valuing the options granted: market value of stock equal to the exercise price, 5 year option term; estimated volatility of 65.0%; risk-free rate of return of 7% and a dividend yield of 0%.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

  The following table discloses the exercise of stock options during the fiscal year ended February 28, 2001 by the Company's executive officers, and the value, as of February 28, 2001, of unexercised stock options.


                                                              Number of Unexercised      Value of Unexercised in-
                                                                   Options at              the-Money Options at
                                   Shares                       February 28, 2001           February 28, 2001
                                Acquired on      Value     ---------------------------   ---------------------------
       Name                       Exercise      Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
    ---------                  -------------   ----------  -----------   -------------   -----------   -------------
Alex Trevino, Jr.                  10,660       $13,005       75,000        300,000        $   -        $   -

Anthony R. Maresca                      -             -            -        100,000            -            -

A. Stephen Trevino                      -             -            -          6,000            -            -

  Employment Contracts and Termination of Employment Arrangements

  Mr. Alex Trevino, Jr. serves as President and Chief Executive Officer of the Company under an employment agreement that became effective as of March 1, 1998, and terminates, with two years' prior notice from the Company, on February 28, 2002 or at any time thereafter. In the absence of notice of termination, the term of the agreement will be extended for additional two-year terms. The agreement may also be terminated by the Company without such notice for cause, death or disability, or if the Company has a net loss before taxes in any fiscal year. The agreement also provides that if Mr. Trevino terminates his employment, or if the Company terminates his employment for cause, Mr. Trevino is prohibited from competing with the Company for a period of two years.

  Under the agreement, Mr. Trevino's minimum annual salary is $225,000, which was increased to $260,000 effective March 1, 2000. The agreement also provides that Mr. Trevino is to receive a cash bonus of (i) $25,000 for each year in which the Company's diluted earnings per share is equal to or greater than the forecast diluted earnings per share as approved by the Board, plus (ii) an amount equal to his base annual salary multiplied by the percentage by which the Company's diluted earnings per share exceeds the forecast diluted earnings per share approved by the Board. As of March 1, 1998, Mr. Trevino also received options ("Options") to purchase 300,000 shares of the Company's Common Stock at an exercise price of $2.24 per share (fair market value at the date of grant). Such Options become exercisable on March 1, 2006, but may be exercised earlier if the market price of the Common Stock attains certain specified levels.

  Mr. Anthony R. Maresca, the Company's Senior Vice President and Chief Financial Officer, entered into an employment agreement with the Company effective as of March 1, 1998. Under the agreement, Mr. Maresca's minimum annual salary is $125,000, which was increased to $145,000 effective March 1, 2000, and all other terms are substantially the same as in Mr. Trevino's employment agreement described above. As of March 1, 1998, Mr. Maresca also received Options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.24 per share, which are exercisable as described in the preceding paragraph with respect to the Options granted to Mr. Trevino. Messrs. Trevino and Maresca were each paid bonuses of $25,000 in fiscal 2001 in accordance with their employment agreements.

  Compensation of Directors

  Non-employee directors are paid $3,600 per year, payable quarterly, for service on the Board. In addition, non-employee directors are paid $500 for each meeting of the Board or a committee of the Board attended in person and are reimbursed for actual expenses incurred for attendance at meetings. Directors who are employed by the Company receive no compensation for being a director.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board consists of Mr. St. Cyr and Mr. Nixon, the two directors who are not employed by the Company. There are no committee interlocks or insider participation among the members of the Compensation Committee.

  The goal of the Compensation Committee is to ensure that the Company's compensation policies are suitable to attract and retain highly qualified executive officers and directors. Particular emphasis is placed on creating an appropriate blend of base and incentive compensation. Incentive compensation may also include both cash and equity components to align executives' interests with those of the shareholders.

  The Committee reviews annually the compensation of the Company's executive officers. In evaluating the level of base compensation, the Compensation Committee gives particular consideration to the relative compensation of executives in similar positions in publicly traded wholesale distribution companies with comparable sales. From time to time, the Committee may obtain advice from compensation and benefits consultants. The Committee does not anticipate that compensation paid to executive officers will exceed the limits for deductibility established by Section 162(m) of the Internal Revenue Code of 1986, as amended.

  During fiscal 2001, there were no meetings of the Compensation Committee, and no adjustments made to any provision of the executives' employment contracts. The Committee believes that the compensation provisions of the contracts remain appropriate.



  Roland H. St. Cyr                        Ronald T. Nixon
  Chairman                                 Member

Stock Performance Graph

  The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to ACR Group, Inc.'s shareholders, as well as the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stocks Index for the period from February 29, 1996 to February 28, 2001.


                             [GRAPH APPEARS HERE]



   TABLE I - CUMULATIVE VALUE OF $100 INVESTMENT

                                    2/29/96    2/28/97    2/28/98    2/28/99    2/29/00    2/28/01
                                    -------    -------    -------    -------    -------    -------
ACR Group, Inc.                     $100.00    $352.02    $352.02    $176.01    $188.04    $ 72.07
Nasdaq Stock Market (U.S.)          $100.00    $119.03    $163.00    $212.30    $433.70    $197.68
Nasdaq Non-Financial                $100.00    $115.66    $155.77    $208.29    $455.43    $195.09




   TABLE II - NON-CUMULATIVE ANNUAL RETURN


                                    2/29/96    2/28/97    2/28/98    2/28/99    2/29/00    2/28/01
                                    -------    -------    -------    -------    -------    -------
ACR Group, Inc.                      N/A       252.02%      0.00%    (50.00%)      6.83%   (61.67%)
Nasdaq Stock Market (U.S.)           N/A        19.03%     36.94%     30.25%     104.28%   (54.42%)
Nasdaq Non-Financial                 N/A        11.57%     34.67%     33.72%     118.65%   (57.16%)


REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Board consists of the two directors who are not employed by the Company. The Audit Committee reviews and discusses with management the audited financial statements. The Audit Committee has received the required written disclosures, and has discussed with the independent accountants the issues regarding independence and other matters deemed appropriate. Based on this review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission for the fiscal year ended February 28, 2001.

  The Board has not adopted a written charter for the Audit Committee.

  The members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.



  Ronald T. Nixon                   Roland H. St. Cyr
  Chairman                          Member


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 1998, the Company obtained loans aggregating $1.54 million from The Catalyst Fund, Ltd. ("Catalyst") and an affiliate of Catalyst to pay the Company's outstanding indebtedness to St. James Capital Partners, L.P. In April 1997, the Company borrowed $450,000 from Catalyst, the proceeds of which were used to acquire the net assets of ACH Supply, Inc. ("ACH") and to provide working capital for ACH. In 1993, the Company borrowed $1.0 million from Catalyst to pay the cash portion of the purchase price of ACR Supply, Inc. ("ACRS") and for working capital for ACRS. All of these loans bear interest at 12 1/2% per annum and are secured by both the stock and operating assets of certain of the Company's subsidiaries and an assignment of proceeds from life insurance policies on Mr. Alex Trevino, Jr. As of February 28, 2001, Catalyst has subordinated its security interests in connection with up to $18.9 million in additional secured borrowings of the Company. In connection with the January 1998 loans, the Company granted Catalyst and its affiliate warrants to purchase 175,000 shares of the Company's Common Stock at a price of $2.06 per share, exercisable at any time before February 28, 2003. The exercise price of the warrants will be reduced to $.59 per share in consideration of Catalyst waiving certain non-payment covenant defaults contained in its loan agreement with the Company as of February 28, 2001. In connection with the 1993 loan, Catalyst received a warrant to purchase one million shares of the Company's Common Stock at a price of $.59 per share, which also is exercisable at any time before February 28, 2003. In 1996, Catalyst sold its rights under the 1993 warrant to purchase 250,000 shares of Common Stock. Mr. Nixon is a shareholder and officer of the general partner of Catalyst. As of May 31, 2001, the aggregate unpaid balance owed to Catalyst and its affiliate by the Company on all of the debt facilities was $766,559.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The independent public accountants of the Company are Ernst & Young LLP, and the Company anticipates re-appointing such firm as independent public accountants of the Company for fiscal 2002. A representative of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions addressed to him.

Audit Fees

  The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 28, 2001, and for the reviews of the financial statements included in the Company's Forms10-Q for such fiscal year, were $99,000.

Financial Information Systems Design and Implementation

       There were no fees billed during fiscal 2001 for design or implementation services related to the Company's financial information systems.

All Other Fees

  All other fees billed by Ernst & Young LLP for services rendered during fiscal 2001 aggregated $51,972, principally relating to federal and state tax compliance matters and an audit of the Company's 401(k) plan. The Audit Committee has determined that the provision of such services does not impair the firm's independence.


                           PROPOSALS OF SHAREHOLDERS

  It is anticipated that the next annual meeting will be held in August 2002 with proxy solicitation commencing in July 2002. Any proposal to be presented at next year's annual meeting of shareholders must be received by the Company at its principal executive offices by February 25, 2002, for inclusion in the Company's proxy materials relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  Management knows of no matter to be presented for action at the meeting other than those described above. However, if any such other matter should properly come before the meeting, or if any vacancy in the proposed slate of directors should be caused by an unexpected occurrence before the holding of the election, the proxies will vote thereon in accordance with the recommendations of management or for such other nominees as management may select.

  The statements set forth herein as to the present principal occupations of the nominees as directors, the beneficial ownership of securities of the Company, and other matters not of record with the Company, are based upon information furnished to the Company.



                                     By Order of the Board of Directors,



                                     /s/ A. Stephen Trevino
                                     -------------------------------------
                                     A. Stephen Trevino
                                     Secretary


June 28, 2001



THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO ANTHONY R. MARESCA, ACR GROUP, INC., 3200 WILCREST DRIVE, SUITE 440, HOUSTON, TEXAS 77042-6039, OR MAY BE OBTAINED FROM THE COMPANY'S WEBSITE:
WWW.ACRGROUP.COM.


                                                          ACR GROUP, INC.
                                        PROXY FOR ANNUAL MEETING TO BE HELD AUGUST 16, 2001

  The undersigned hereby appoints Alex Trevino, Jr. and Anthony R. Maresca, or either of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned at the annual meeting of shareholders of ACR Group, Inc., to be held at the corporate office of ACR Group, Inc., 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042-6039, on Thursday, August 16,
2001, at 10:00 a.m., Houston time, or at any adjournments thereof, as indicated on the reverse side hereof.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS and will be voted as indicated by the shareholder. Unless a contrary direction is indicated, the proxies shall vote the shares FOR the election as directors of the Board's nominees and in accordance with the recommendations of management on any other business coming before the meeting.


                                                    (Continued on reverse side)
------------------------------------------------------------------------------------------------------------------------------------

Please mark your vote as indicated in this example [X].

(1) To elect five directors for a term of one year:                Anthony R. Maresca, Ronald T. Nixon, Roland H. St. Cyr,
                                                                   A. Stephen Trevino and Alex Trevino, Jr.

FOR                      WITHHOLD AUTHORITY                        (INSTRUCTION:  To withhold authority to vote for any
the nominees             to vote for the nominee(s)                individual nominee, write that nominee's name in the space
listed at right          listed at right                           provided below).

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                                                                            PLEASE DO NOT FOLD, BEND OR MUTILATE THIS CARD.

                                                                  (Please sign your name here exactly as it appears hereon.  Joint owners must each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon).

                                                                  Dated ______________________________________________________, 2001


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                                                                  Signature

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                                                                  Signature


                                                                  Sign, Date and Return the Proxy Card Promptly Using the
                                                                  Enclosed Envelope.

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